Consent of PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this registration statement on form F-10 of B2Gold Corp. of our report dated March 12, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of B2Gold Corp., which appears in B2Gold Corp.’s Annual Report on Form 40-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia
December 11, 2015